Exhibit 10.1
AMENDMENT NUMBER THREE
TO THE
L3HARRIS RETIREMENT SAVINGS PLAN

WHEREAS, L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), heretofore has adopted and maintains the L3Harris Retirement Savings Plan, as amended and restated effective January 1, 2020 (the "Plan");

WHEREAS, pursuant to Section 17.1 of the Plan, the Employee Benefits Committee (the “Committee”) of L3Harris has the authority to amend the Plan;

WHEREAS, pursuant to Section 13.3 of the Plan, the Committee has delegated certain of such amendment authority to the head of global benefits of L3Harris (currently, the Senior Director, Global Benefits) (the “Head of Global Benefits”);

WHEREAS, L3Harris has entered into a Sale Agreement with Leidos, Inc. (“Purchaser”) dated as of February 3, 2020 pursuant to which L3Harris is selling to Purchaser a certain portion of L3Harris’ Security and Automation business, including the sale of L3Harris’ subsidiary, L3 Security and Detection Systems, Inc. (such agreement, as it may be amended from time to time, the “Sale Agreement”);

WHEREAS, as a result of such sale all “Continuing U.S. Employees” (for all purposes of this Amendment, as such term is defined in the Sale Agreement) will cease to be employed by an entity participating in the Plan;

WHEREAS, the Sale Agreement provides that effective as of the “Closing Date” (for all purposes of this Amendment, as such term is defined in the Sale Agreement), each Continuing U.S. Employee shall become fully vested in his or her account balance in the Plan; and

WHEREAS, the Head of Global Benefits desires to amend the Plan to reflect the above-described term of the Sale Agreement.

NOW, THEREFORE, BE IT RESOLVED, that Schedule B of the Plan, Special Rules Applying to Divestiture Accounts and Divestiture Participants, is hereby amended, contingent upon the occurrence of the “Closing” (as such term is defined in the Sale Agreement) and effective as of the Closing Date, to add a new paragraph at the end thereof as follows:

7. Divestiture of the Security and Automation Business

(a) In General. The Company has entered into a Sale Agreement with Leidos, Inc. dated as of February 3, 2020 pursuant to which the Company will sell to Leidos, Inc. a certain portion of the Company’s Security and Automation business, including the sale of the Company’s subsidiary, L3 Security and Detection Systems, Inc. (such agreement, as it may be amended from time to time, the “SDS Sale Agreement”).

(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Closing Date” (as such term is defined in the SDS Sale Agreement), the “Continuing U.S. Employees” (as such term is defined in the SDS Sale Agreement) shall be 100% vested in their Accounts under the Plan.
APPROVED by the HEAD OF GLOBAL BENEFITS on this 1st day of May, 2020.

              /s/ Allison Oncel
Allison Oncel
Senior Director, Global Benefits